-------------------------------------------------------------

               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549
                           _________

                           FORM 8-K

                        CURRENT REPORT


            Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934


              Date of Report:  November 21, 2000
              (Date of earliest event reported)


                 D E E R E   &   C O M P A N Y
     (Exact name of registrant as specified in charter)

                           DELAWARE
       (State or other jurisdiction of incorporation)

                           1-4121
                   (Commission File Number)

                         36-2382580
               (IRS Employer Identification No.)

                    One John Deere Place
                   Moline, Illinois  61265
    (Address of principal executive offices and zip code)

                        (309)765-8000
    (Registrant's telephone number, including area code)

          _______________________________________
(Former name or former address, if changed since last report.)

--------------------------------------------------------------

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits

              (99)  Press release and additional information.

                           SIGNATURE


    Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.




                               DEERE & COMPANY



                               By: /s/ MICHAEL A. HARRING
                                   -------------------------
                                   Michael A. Harring,
                                   Secretary


Dated:  November 21, 2000

                         EXHIBIT INDEX



                                                   Sequential
Number and Description of Exhibit                  Page Number


(99)  Press release and additional information        Pg. 5

                                                   EXHIBIT 99

(DEERE LOGO)

                                  Contact:    Greg Derrick
                                              Deere & Company
                                              Moline, IL 61265
                                              (309) 765-5290


For Immediate Release - November 21, 2000
-----------------------------------------

DEERE EARNINGS DOUBLE FOR YEAR;
FURTHER IMPROVEMENT IN 2001 EXPECTED

 .  Year's net income reaches $485.5 MM vs. $239.2 MM in 1999
 .  New products win positive response
 .  Effort to reduce used goods successful
 .  Some improvement seen in agricultural outlook

    MOLINE, Illinois -- Deere & Company today reported that its net income more than doubled for the year and showed a sharp improvement for the fourth quarter. Worldwide net income was $485.5 million, or $2.06 per share, for the year ended October 31, versus $239.2 million, or $1.02 per share, in fiscal 1999. Net income for the fourth quarter was $71.1 million, or $0.30 per share, compared with a net loss of $29.5 million, or $0.13 per share, for last year's fourth quarter.

    "It is gratifying that the company remained solidly profitable for the quarter and registered more than a two-fold increase in earnings for the year," said Robert W. Lane, chairman and chief executive officer. "In spite of weakness in our major markets, we improved profitability, saw an extremely positive customer response to new John Deere products, and brought down field inventories of used farm equipment. As a result, we have set the stage for a further improvement in our performance in the future."

    Worldwide net sales and revenues were $3.376 billion for fourth-quarter 2000 and $13.137 billion for the year, compared with $2.788 billion and $11.751 billion, respectively, last year. Net equipment sales increased by 25 percent for the quarter, to $2.842 billion, and by 15 percent, to $11.169 billion, for the year. Sales rose due to strong customer response to new products, an improved ability to produce equipment at a level equal to retail demand, and the inclusion of Timberjack sales. These positive factors were partially offset by the effect of weaker European currencies. Overseas net sales were up 20 percent for the quarter, primarily due to the Timberjack-sales inclusion, and 8 percent for the year. Excluding the impact of weaker foreign currencies, the overseas sales increases were 32 percent and 17 percent, respectively. Overall, the company's physical volume of sales rose 27 percent for the quarter and 18 percent for the year, in comparison with last year.

    Worldwide equipment operations had net income of $33.3 million for the quarter and $311.1 million for the year, compared with a net loss of $69.1 million and net income of $43.2 million in the comparable 1999 periods. The increases were primarily due to manufacturing efficiencies associated with higher sales and production volumes, in addition to lower pension and post-retirement health-care costs, and the impact of quality- and efficiency-improvement initiatives. Partially offsetting these factors were an anticipated increase in the cost of promotional programs for the sale of used farm equipment and higher expenses regarding the development of new products and growth initiatives. Last year's quarterly results included a $40 million after-tax charge for an early-retirement program.

Operating Profit Shows Significant Improvement
----------------------------------------------

    Excluding interest, taxes and certain other corporate expenses, worldwide equipment operating profit increased significantly, to $83 million for the quarter and $693 million for the year. This is in comparison with a $69 million operating loss for fourth-quarter 1999 and a $272 million operating profit for the full year.

 . Sales of the worldwide agricultural equipment division continued to show a major year-to-year improvement, rising by 37 percent for the quarter and by 15 percent for the year. At the same time, average assets declined by 11 percent. Operating profit increased to $68 million and $400 million for the quarterly and yearly periods, compared with operating losses of $129 million and $51 million, respectively, in 1999. Operating profit rose due to improved manufacturing efficiencies associated with higher sales and production volumes, as the division was able to better align production schedules with retail sales. In addition, the division benefited from positive customer response to its products, resulting in a further increase in market share for John Deere farm machinery. Also aiding results were lower pension and post-retirement health-care costs and the impact of initiatives aimed at quality and efficiency improvement. Selling and administrative expenses and research and development expenses were higher due to growth and other initiatives. These increases, however, were proportional to the year's rise in sales. During the fourth quarter, promotional expenses increased as part of a program that significantly reduced inventories of used equipment held by John Deere dealers in order to better position the company for increased sales volumes in the future. Last year's quarterly results were affected by the $64 million pretax cost of the previously mentioned early-retirement program. Overseas operations had lower profit for both the quarter and year due to the impact of weaker European currencies, higher sales-incentive costs and increased expenses for the development of new products and for growth initiatives.

 . The worldwide commercial and consumer equipment division had an $11 million operating loss for the quarter and operating profit of $159 million for the year, compared with operating profit of $62 million and $213 million for the comparable 1999 periods. Although retail demand for most products in this segment remained strong, sales and production volumes were down for the quarter due to weakness in handheld products and generators and because of planned dealer-inventory reductions. In addition, quarterly and annual results were negatively affected by higher expenses related to growth, new products, and other initiatives, higher sales-incentive costs, and by costs and inefficiencies associated with the handheld-product and generator operations. A stronger Japanese yen had an adverse effect on the year's results. Twelve-month sales rose 12 percent, reflecting market-share gains and favorable customer response to company products.

 . Operating profit of the worldwide construction equipment division was $40 million for the quarter and $191 million for the year, compared with $15 million and $149 million for the comparable 1999 periods. The increases were primarily due to higher sales and improved efficiencies, partially offset by higher growth expenditures. In addition, the quarter benefited from lower sales-incentive costs. The division benefited from positive customer response to its products, resulting in improved market share. Sales increased 44 percent for the quarter and 17 percent for the year due to the impact of Timberjack and an expanded product line. Last year's sales were adversely affected by implementation of the estimate-to-cash order-fulfillment initiative, which has reduced asset levels and cut product-delivery times. Current-year results were hurt by a reversal of sales and cost of sales related to company equipment held in inventory by dealers acquired by Nortrax, a recently established venture in which Deere has a minority interest.

 . Net income of the credit operations was $37.3 million for the quarter and $161.5 million for the year, compared with $33.5 million and $174.9 million for the 1999 periods. Results for the current year were adversely affected by a reduced level of receivable sales, resulting in lower gains, and by higher operating expenses, partially offset by higher income from growth in the receivable and lease portfolio. Net income for the quarter benefited by $3.8 million due to a reduction of the reserve for uncollectible receivables, reflecting the credit performance of the portfolio.

 . The company's other businesses had operating losses of $10 million for the quarter and $39 million for the year, compared with operating losses of $19 million and $33 million for the respective periods last year. Results for both years were adversely affected by costs related to the development of new products, e-business initiatives, and by goodwill amortization of the special-technologies group. Health-care operations generated improved results for the year. Other-business results in 1999 included underwriting losses of the insurance operations sold in that year.

Market Conditions & Outlook:
Physical-Volume Forecast Higher; Ag Market Somewhat Stronger
------------------------------------------------------------

    Based on a favorable outlook for further growth in the company's equipment operations, Deere's worldwide physical volume of sales is currently forecast to increase by 28 percent for the first quarter of 2001, in comparison with the corresponding 2000 period, and by 11 percent for the full year.

 . Agricultural Equipment. Deere now expects North American industry-retail sales of farm machinery to be slightly higher next year. Lower-than-anticipated global production of grain and oilseeds has resulted in a modest price improvement for these commodities in recent weeks as well as a reduction in carryover stocks. At the same time, farmers remain in sound overall financial condition. In other areas, European industry-retail sales are expected to be down 5 percent next year, while retail sales in Latin America and Australia are forecast to be flat.

Sales of John Deere farm equipment are expected to move higher next year due in large part to the continued success of newly introduced products and this year's reduction in used-goods inventories held by dealers. Partially offsetting these factors will be continued expenditures related to growth.

 . Commercial and Consumer Equipment. In a slowing economic environment, industry-retail sales for these products - which include lawn-care equipment and worksite and utility vehicles -- are expected to be slightly lower in 2001 relative to this year. However, division sales and financial results are expected to improve on the strength of new products and recent steps to improve profitability.

 . Construction Equipment. Housing starts, though remaining high by historical standards, are expected to be lower in 2001 for the second year in a row. Lumber production in this environment is expected to be scaled back, but pulp production should continue to expand in light of global-economic growth and higher pulp prices. As a result of these factors, industry sales of construction equipment are expected to fall by 7 to 10 percent in 2001.

Deere construction-equipment operations are expected to experience further growth next year due in large part to the success of new products and the full-year inclusion of Timberjack sales. These factors will be partially offset by further growth-related expenditures.

 . Credit Operations. Credit is expected to benefit next year from continued growth in its receivable portfolio both in North American and international markets.

    "Deere is in excellent position to improve its financial and operating performance in 2001, and we are encouraged by the firming tone of farm-commodity prices," commented Lane. "In addition, we are pleased with the positive response of our customers to the company's many new innovative products, and believe that significant progress has been made in bringing down used-equipment inventories. At the same time, our initiatives aimed at growth and quality improvement remain well on track. We look forward to delivering improved results in the coming year."

John Deere Capital Corporation
------------------------------

    The following is disclosed on behalf of the company's credit subsidiary, John Deere Capital Corporation (JDCC), in connection with the disclosure requirements applicable to its periodic issuance of debt securities in the public market. JDCC's net income was $31.7 million for the fourth quarter and $140.8 million for the year, compared with $29.2 million and $153.3 million, respectively, last year. The results for this year were adversely affected by higher operating expenses as well as a reduced level of receivable sales, which resulted in lower gains. Partially offsetting these factors was higher income from a larger receivable and lease portfolio. Net income for the quarter benefited by $3.8 million due to a reduction of the reserve for uncollectible receivables, reflecting the credit performance of the portfolio.

    Net receivables and leases financed by JDCC were $8.515 billion at October 31, 2000, compared with $7.147 billion one year ago. The increase resulted from acquisitions exceeding collections during the last twelve months. This was partially offset by sales of retail notes during the same period. Net receivables and leases administered, which include receivables previously sold, totaled $10.498 billion at October 31, 2000, compared with $9.586 billion at October 31, 1999.

Safe Harbor Statement
---------------------

    Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. Statements herein that relate to future operating periods are subject to important risks and uncertainties that could cause actual results to differ materially. Forward- looking statements relating to Deere & Company's businesses involve certain factors that are subject to change, including: the many interrelated factors that affect farmers' confidence, including worldwide demand for agricultural products, world grain stocks, commodities prices, weather conditions, real estate values, animal diseases, crop pests, harvest yields and government farm programs; general economic conditions and housing starts; legislation, primarily legislation relating to agriculture, the environment, commerce and government spending on infrastructure; actions of competitors in the various industries in which the company competes; levels of new and used field inventories; production difficulties, including capacity and supply constraints; dealer practices; labor relations; interest and currency exchange rates; technological difficulties; accounting standards and other risks and uncertainties. The success of the fall harvest and the prices realized by farmers for their crops and livestock especially affect retail sales of agricultural equipment in the winter, while the number of housing starts is especially important to sales of construction equipment. Sales of commercial and consumer equipment during the winter are affected by the amount and timing of snowfall. The company's outlook is based upon assumptions relating to the factors described above, which are sometimes based upon estimates and data prepared by government agencies. Such estimates and data are often revised. Further information concerning the company and its businesses, including factors that potentially could materially affect the company's financial results, is included in the company's most recent quarterly report on Form 10-Q and other filings with the Securities and Exchange Commission.

FOURTH QUARTER AND 2000 PRESS RELEASE
  (millions of dollars and shares except per share amounts)

                                       Three Months Ended
                                           October 31
                                                        %
                                        2000    1999   Change
Net sales and revenues:
  Agricultural equipment net sales     $1,605  $1,171  + 37
  Commercial and consumer equipment
    net sales                             636     690  -  8
  Construction equipment net sales        581     403  + 44
  Other net sales                          20      18  + 11
      Total net sales                   2,842   2,282  + 25
  Credit revenues                         360     286  + 26
  Other revenues                          174     220  - 21
    Total net sales and revenues*      $3,376  $2,788  + 21

Operating profit (loss):
  Agricultural equipment               $   68  $ (129)
  Commercial and consumer equipment       (11)     62
  Construction equipment                   40      15  +167
  Credit                                   60      54  + 11
  Other                                   (10)    (19) - 47
    Total operating profit (loss)*        147     (17)
Interest, corporate expenses
  and income taxes                        (76)    (13) +485
    Net income (loss)                  $   71  $  (30)

Per Share:
  Net income (loss) - basic            $  .30  $ (.13)
  Net income (loss)- diluted           $  .30  $ (.13)

* Includes overseas equipment operations:
    Net sales                          $  759  $  631  + 20
    Operating profit                   $   11  $   16  - 31

                                       October 31  October 31
                                          2000        1999
Equipment Operations:
  Trade accounts and notes
    receivable - net                   $ 3,169     $ 3,251
Inventories                            $ 1,553     $ 1,294

Financial Services:
  Financing receivables and leases
    financed - net                     $10,099     $ 8,276
  Financing receivables and leases
    administered - net                 $12,223     $10,992

Average shares outstanding               234.3       232.9



                                      Twelve Months Ended
                                          October 31
                                                          %
                                        2000    1999    Change
Net sales and revenues:
  Agricultural equipment net sales    $ 5,934  $ 5,138  + 15
  Commercial and consumer equipment
    net sales                           2,966    2,648  + 12
  Construction equipment net sales      2,203    1,880  + 17
  Other net sales                          66       35  + 89
      Total net sales                  11,169    9,701  + 15
  Credit revenues                       1,323    1,136  + 16
  Other revenues                          645      914  - 29
    Total net sales and revenues*     $13,137  $11,751  + 12

Operating profit (loss):
  Agricultural equipment              $   400  $   (51)
  Commercial and consumer equipment       159      213  - 25
  Construction equipment                  191      149  + 28
  Credit                                  254      274  -  7
  Other                                   (39)     (33) + 18
    Total operating profit*               965      552  + 75
Interest, corporate expenses
  and income taxes                       (479)    (313) + 53
    Net income                        $   486  $   239  +103

Per Share:
  Net income - basic                  $  2.07  $  1.03  +101
  Net income - diluted                $  2.06  $  1.02  +102

* Includes overseas equipment operations:
    Net sales                         $ 2,897  $ 2,678  +  8
    Operating profit                  $   164  $   224  - 27

DEERE & COMPANY                        CONSOLIDATED
STATEMENT OF CONSOLIDATED INCOME      (Deere & Company and
THREE MONTHS ENDED OCTOBER 31          Consolidated
                                       Subsidiaries)
(In millions of dollars except per     Three Months Ended
share amounts)                             October 31
                                         2000      1999
Net Sales and Revenues
Net sales of equipment                 $2,842.3  $2,281.5
Finance and interest income               364.0     290.4
Insurance and health care premiums        127.7     165.3
Investment income                           3.0      12.5
Other income                               38.7      38.7
    Total                               3,375.7   2,788.4

Costs and Expenses
Cost of goods sold                      2,290.5   1,985.8
Research and development expenses         168.8     134.7
Selling, administrative and general
  expenses                                441.8     380.8
Interest expense                          187.6     140.8
Insurance and health care claims
  and benefits                            100.6     135.6
Other operating expenses                   91.3      77.5
    Total                               3,280.6   2,855.2

Income (Loss) of Consolidated Group
  Before Income Taxes                      95.1     (66.8)
Provision (credit) for income taxes        22.0     (35.4)
Income (Loss) of Consolidated Group        73.1     (31.4)

Equity in Income (Loss) of
  Unconsolidated Subsidiaries and
  Affiliates
  Credit                                     .1       (.5)
  Other                                    (2.1)      2.4
    Total                                  (2.0)      1.9

Net Income (Loss)                      $   71.1  $  (29.5)

Per Share:
  Net income (loss) - basic            $    .30  $   (.13)
  Net income (loss) - diluted          $    .30  $   (.13)



DEERE & COMPANY                        EQUIPMENT OPERATIONS
STATEMENT OF CONSOLIDATED INCOME      (Deere & Company with
THREE MONTHS ENDED OCTOBER 31          Financial Services
                                       on the Equity Basis)
(In millions of dollars except per     Three Months Ended
share amounts)                             October 31
                                         2000      1999
Net Sales and Revenues
Net sales of equipment                 $2,842.3  $2,281.5
Finance and interest income                30.3      27.3
Insurance and health care premiums
Investment income                                     1.1
Other income                               28.2      26.8
    Total                               2,900.8   2,336.7

Costs and Expenses
Cost of goods sold                      2,294.4   1,988.7
Research and development expenses         168.8     134.7
Selling, administrative and general
  expenses                                338.2     273.5
Interest expense                           51.0      41.2
Insurance and health care claims
  and benefits
Other operating expenses                   17.5      17.4
    Total                               2,869.9   2,455.5

Income (Loss) of Consolidated Group
  Before Income Taxes                      30.9    (118.8)
Provision (credit) for income taxes        (2.4)    (49.7)
Income (Loss) of Consolidated Group        33.3     (69.1)

Equity in Income (Loss) of
  Unconsolidated Subsidiaries and
  Affiliates
  Credit                                   37.3      33.5
  Other                                      .5       6.1
    Total                                  37.8      39.6

Net Income (Loss)                      $   71.1  $  (29.5)



DEERE & COMPANY                        FINANCIAL SERVICES
STATEMENT OF CONSOLIDATED INCOME
THREE MONTHS ENDED OCTOBER 31
(In millions of dollars except per     Three Months Ended
share amounts)                            October 31
                                         2000      1999
Net Sales and Revenues
Net sales of equipment
Finance and interest income            $  342.1  $  266.9
Insurance and health care premiums        132.5     169.7
Investment income                           3.0      11.5
Other income                               19.8      18.9
    Total                                 497.4     467.0

Costs and Expenses
Cost of goods sold
Research and development expenses
Selling, administrative and general
  expenses                                104.4     107.3
Interest expense                          145.0     103.5
Insurance and health care claims
  and benefits                            100.6     136.9
Other operating expenses                   83.2      67.3
    Total                                 433.2     415.0

Income (Loss) of Consolidated Group
  Before Income Taxes                      64.2      52.0
Provision (credit) for income taxes        24.4      14.3
Income (Loss) of Consolidated Group        39.8      37.7

Equity in Income (Loss) of
  Unconsolidated Subsidiaries and
  Affiliates
  Credit                                     .1       (.5)
  Other
    Total                                    .1       (.5)

Net Income (Loss)                      $   39.9  $   37.2

DEERE & COMPANY                        CONSOLIDATED
STATEMENT OF CONSOLIDATED INCOME      (Deere & Company and
YEAR ENDED OCTOBER 31                  Consolidated
                                       Subsidiaries)
(In millions of dollars except per     Year Ended
share amounts)                              October 31
                                          2000      1999
Net Sales and Revenues
Net sales of equipment                 $11,168.6 $ 9,701.2
Finance and interest income              1,321.3   1,104.4
Insurance and health care premiums         473.7     716.1
Investment income                           18.6      61.4
Other income                               154.6     167.8
    Total                               13,136.8  11,750.9

Costs and Expenses
Cost of goods sold                       8,936.1   8,177.5
Research and development expenses          542.1     458.4
Selling, administrative and general
  expenses                               1,504.9   1,362.1
Interest expense                           676.5     556.6
Insurance and health care claims
  and benefits                             380.5     594.9
Other operating expenses                   319.2     236.3
    Total                               12,359.3  11,385.8

Income of Consolidated Group
  Before Income Taxes                      777.5     365.1
Provision for income taxes                 293.8     134.7
Income of Consolidated Group               483.7     230.4

Equity in Income (Loss) of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                      .6       (.3)
  Other                                      1.2       9.1
    Total                                    1.8       8.8

Net Income                             $   485.5 $   239.2

Per Share:
  Net income - basic                   $    2.07 $    1.03
  Net income - diluted                 $    2.06 $    1.02



DEERE & COMPANY                        EQUIPMENT OPERATIONS
STATEMENT OF CONSOLIDATED INCOME      (Deere & Company with
YEAR ENDED OCTOBER 31                  Financial Services
                                       on the Equity Basis)
(In millions of dollars except per     Year Ended
share amounts)                              October 31
                                           2000      1999
Net Sales and Revenues
Net sales of equipment                 $11,168.6 $ 9,701.2
Finance and interest income                 99.1      92.5
Insurance and health care premiums
Investment income                            7.7       1.1
Other income                               101.5      86.1
    Total                               11,376.9   9,880.9

Costs and Expenses
Cost of goods sold                       8,952.2   8,193.1
Research and development expenses          542.1     458.4
Selling, administrative and general
  expenses                               1,149.4     953.6
Interest expense                           183.1     161.9
Insurance and health care claims
  and benefits
Other operating expenses                    44.3      28.6
    Total                               10,871.1   9,795.6

Income of Consolidated Group
  Before Income Taxes                      505.8      85.3
Provision for income taxes                 194.7      42.1
Income of Consolidated Group               311.1      43.2

Equity in Income (Loss) of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                   161.5     174.9
  Other                                     12.9      21.1
    Total                                  174.4     196.0

Net Income                             $   485.5 $   239.2



DEERE & COMPANY                        FINANCIAL SERVICES
STATEMENT OF CONSOLIDATED INCOME
YEAR ENDED OCTOBER 31
(In millions of dollars except per         Year Ended
share amounts)                             October 31
                                         2000      1999
Net Sales and Revenues
Net sales of equipment
Finance and interest income            $1,245.4  $1,027.1
Insurance and health care premiums        493.0     741.9
Investment income                          10.9      60.3
Other income                               83.9     110.2
    Total                               1,833.2   1,939.5

Costs and Expenses
Cost of goods sold
Research and development expenses
Selling, administrative and general
  expenses                                357.9     411.4
Interest expense                          516.5     409.9
Insurance and health care claims
  and benefits                            380.5     602.8
Other operating expenses                  306.6     235.6
    Total                               1,561.5   1,659.7

Income of Consolidated Group
  Before Income Taxes                     271.7     279.8
Provision for income taxes                 99.1      92.6
Income of Consolidated Group              172.6     187.2

Equity in Income (Loss) of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                     .6       (.3)
  Other                                                .1
    Total                                    .6       (.2)

Net Income                             $  173.2  $  187.0

DEERE & COMPANY                  CONSOLIDATED
CONDENSED CONSOLIDATED          (Deere & Company and
BALANCE SHEET                    Consolidated Subs.)
(In millions of dollars)         October 31 October 31
                                     2000      1999
Assets
Cash and short-term
  investments                    $   291.7 $   295.5
Cash deposited with
  unconsolidated subsidiaries
    Cash and cash equivalents        291.7     295.5
Marketable securities                127.4     315.5
Receivables from
  unconsolidated subsidiaries
  and affiliates                     230.9      30.2
Trade accounts and notes
  receivable - net                 3,169.2   3,251.1
Financing receivables - net        8,275.7   6,742.6
Other receivables                    395.3     273.9
Equipment on operating
  leases - net                     1,954.4   1,654.7
Inventories                        1,552.9   1,294.3
Property and equipment - net       1,912.4   1,782.3
Investments in unconsolidated
  subsidiaries and affiliates        190.7     151.5
Intangible assets - net              652.2     295.1
Prepaid pension costs                635.3     619.9
Other assets                         256.8     185.5
Deferred income taxes                740.4     598.1
Deferred charges                      84.1      88.0
    Total                        $20,469.4 $17,578.2

Liabilities and Stockholders'
  Equity
Short-term borrowings            $ 5,758.5 $ 4,488.2
Payables to unconsolidated
  subsidiaries and affiliates         32.7      15.5
Accounts payable and
  accrued expenses                 2,976.4   2,432.8
Insurance and health care
  claims and reserves                 63.4      55.4
Accrued taxes                         57.5     144.8
Deferred income taxes                 74.6      63.0
Long-term borrowings               4,764.3   3,806.2
Retirement benefit accruals
  and other liabilities            2,440.1   2,478.0
    Total liabilities             16,167.5  13,483.9
Stockholders' equity               4,301.9   4,094.3
    Total                        $20,469.4 $17,578.2



DEERE & COMPANY                 EQUIPMENT OPERATIONS
CONDENSED CONSOLIDATED         (Deere & Company with Financial
BALANCE SHEET                   Services on the Equity Basis)
(In millions of dollars)           Oct 31    Oct 31
                                    2000      1999
Assets
Cash and short-term
  investments                   $    91.4 $   111.7
Cash deposited with
  unconsolidated subsidiaries       548.3     117.4
    Cash and cash equivalents       639.7     229.1
Marketable securities                         205.3
Receivables from
  unconsolidated subsidiaries
  and affiliates                    408.4     266.0
Trade accounts and notes
  receivable - net                3,169.2   3,251.1
Financing receivables - net         125.0     118.4
Other receivables                   266.4     129.4
Equipment on operating
  leases - net                        5.9       2.6
Inventories                       1,552.9   1,294.3
Property and equipment - net      1,864.6   1,738.8
Investments in unconsolidated
  subsidiaries and affiliates     1,561.8   1,362.8
Intangible assets - net             651.2     294.8
Prepaid pension costs               635.3     619.9
Other assets                        117.5      95.7
Deferred income taxes               736.4     592.9
Deferred charges                     78.4      80.8
    Total                       $11,812.7 $10,281.9

Liabilities and Stockholders'
  Equity
Short-term borrowings           $   927.5 $   642.2
Payables to unconsolidated
  subsidiaries and affiliates        41.4      15.5
Accounts payable and
  accrued expenses                2,360.8   1,891.9
Insurance and health care
  claims and reserves
Accrued taxes                        45.5     138.1
Deferred income taxes                 2.5       7.2
Long-term borrowings              1,717.7   1,036.1
Retirement benefit accruals
  and other liabilities           2,415.4   2,456.6
    Total liabilities             7,510.8   6,187.6
Stockholders' equity              4,301.9   4,094.3
    Total                       $11,812.7 $10,281.9



DEERE & COMPANY                FINANCIAL SERVICES
CONDENSED CONSOLIDATED
BALANCE SHEET
(In millions of dollars)          Oct 31     Oct 31
                                   2000       1999
Assets
Cash and short-term
  investments                  $   200.3  $  183.8
Cash deposited with
  unconsolidated subsidiaries
    Cash and cash equivalents      200.3     183.8
Marketable securities              127.4     110.1
Receivables from
  unconsolidated subsidiaries
  and affiliates                   140.0       4.8
Trade accounts and notes
  receivables - net
Financing receivables - net      8,150.7   6,624.2
Other receivables                  128.9     144.5
Equipment on operating
  leases - net                   1,948.5   1,652.2
Inventories
Property and equipment - net        47.7      43.5
Investments in unconsolidated
  subsidiaries and affiliates       10.1       9.9
Intangible assets - net              1.1        .3
Prepaid pension costs
Other assets                       139.3      89.8
Deferred income taxes                3.9       5.2
Deferred charges                     5.7       7.2
    Total                      $10,903.6  $8,875.5

Liabilities and Stockholders'
  Equity
Short-term borrowings          $ 4,831.1  $3,846.0
Payables to unconsolidated
  subsidiaries and affiliates      856.9     358.1
Accounts payable and
  accrued expenses                 615.6     540.8
Insurance and health care
  claims and reserves               63.4      55.4
Accrued taxes                       11.9       6.8
Deferred income taxes               72.1      55.8
Long-term borrowings             3,046.7   2,770.1
Retirement benefit accruals
  and other liabilities             24.8      21.3
    Total liabilities            9,522.5   7,654.3
Stockholders' equity             1,381.1   1,221.2
    Total                      $10,903.6  $8,875.5

DEERE & COMPANY                        CONSOLIDATED
STATEMENT OF CONSOLIDATED             (Deere & Company and
CASH FLOWS                             Consolidated Subs.)
YEAR ENDED OCTOBER 31                     Year Ended
                                          October 31
(In millions of dollars)                 2000      1999
Cash Flows from Operating Activities
Net income                             $  485.5  $  239.2
Adjustments to reconcile net income
  to net cash provided by
  operating activities:
    Provision for doubtful
      receivables                          75.0      73.5
    Provision for depreciation
      and amortization                    647.9     542.4
    Undistributed earnings of
      unconsolidated subsidiaries
      and affiliates                       (1.2)     (5.8)
    Provision (credit) for deferred
      income taxes                       (132.9)   (162.4)
    Changes in assets and liabilities:
      Receivables                         (53.8)    802.3
      Inventories                        (184.0)     50.7
      Accounts payable and accrued
        expenses                          540.0    (170.8)
      Other                              (296.5)     65.4
    Net cash provided by
      operating activities              1,080.0   1,434.5

Cash Flows from Investing Activities
Collections of financing receivables    6,655.1   6,017.1
Proceeds from sales of
  financing receivables                   978.3   2,481.6
Proceeds from maturities and
  sales of marketable securities          247.8     115.4
Proceeds from sales of equipment
  on operating leases                     334.6     191.3
Proceeds from sale of business                      179.1
Cost of financing receivables
  acquired                             (9,126.5) (8,186.2)
Purchases of marketable securities        (61.9)    (92.9)
Purchases of property and equipment      (426.7)   (315.5)
Cost of operating leases acquired        (939.9)   (833.5)
Acquisitions of businesses, net of
  cash acquired                          (643.3)   (215.8)
Increase in receivables with
  unconsolidated affiliates              (135.2)     (4.8)
Other                                       7.4      12.4
  Net cash used for investing
    activities                         (3,110.3)   (651.8)

Cash Flows from Financing Activities
Increase (decrease) in short-term
  borrowings                            1,785.8  (1,650.7)
Change in intercompany
  receivables/payables
Proceeds from long-term borrowings      2,814.0   2,902.1
Principle payments on long-term
  borrowings                           (2,377.4) (1,796.2)
Proceeds from issuance of
  common stock                             15.9       4.2
Repurchases of common stock                 (.6)    (49.0)
Dividends paid                           (206.0)   (205.4)
Other                                      (1.3)      (.1)
  Net cash provided by (used for)
    financing activities                2,030.4    (795.1)

Effect of Exchange Rate
  Changes on Cash                          (3.9)     (1.8)

Net Increase (Decrease) in Cash
  and Cash Equivalents                     (3.8)    (14.2)
Cash and Cash Equivalents at
  Beginning of Period                     295.5     309.7
Cash and Cash Equivalents at
  End of Period                        $  291.7  $  295.5



DEERE & COMPANY                     EQUIPMENT OPERATIONS
STATEMENT OF CONSOLIDATED          (Deere & Company with
CASH FLOWS                          Financial Services on the
YEAR ENDED OCTOBER 31               Equity Basis)
                                    Year Ended
                                         October 31
(In millions of dollars)               2000      1999
Cash Flows from Operating Activities
Net income                          $  485.5  $  239.2
Adjustments to reconcile net income
  to net cash provided by
  operating activities:
    Provision for doubtful
      receivables                       11.2       5.6
    Provision for depreciation
      and amortization                 359.0     326.4
    Undistributed earnings of
      unconsolidated subsidiaries
      and affiliates                  (147.0)   (117.5)
    Provision (credit) for deferred
      income taxes                    (152.3)   (203.2)
    Changes in assets and liabilities:
      Receivables                      (70.6)    802.4
      Inventories                     (184.0)     50.7
      Accounts payable and accrued
        expenses                       460.8    (172.1)
      Other                           (295.1)    143.6
    Net cash provided by
      operating activities             467.5   1,075.1

Cash Flows from Investing Activities
Collections of financing receivables    13.6      23.0
Proceeds from sales of
  financing receivables                 30.6
Proceeds from maturities and
  sales of marketable securities       202.8
Proceeds from sales of equipment
  on operating leases                    1.4
Proceeds from sale of business                   179.1
Cost of financing receivables
  acquired                             (20.1)    (50.8)
Purchases of marketable securities
Purchases of property and equipment   (414.1)   (304.4)
Cost of operating leases acquired       (4.7)     (2.7)
Acquisitions of businesses, net of
  cash acquired                       (641.8)   (151.9)
Increase in receivables with
  unconsolidated affiliates
Other                                   (5.1)     19.7
  Net cash used for investing
    activities                        (837.4)   (288.0)

Cash Flows from Financing Activities
Increase (decrease) in short-term
  borrowings                           459.7    (961.9)
Change in intercompany
  receivables/payables                 (26.7)    (32.5)
Proceeds from long-term borrowings     752.1     499.8
Principal payments on long-term
  borrowings                          (208.7)    (19.1)
Proceeds from issuance of
  common stock                          15.9       4.2
Repurchases of common stock              (.6)    (49.0)
Dividends paid                        (206.0)   (205.4)
Other                                   (1.3)      (.2)
  Net cash provided by (used for)
    financing activities               784.4    (764.1)

Effect of Exchange Rate
  Changes on Cash                       (3.9)     (1.8)

Net Increase (Decrease) in Cash
  and Cash Equivalents                 410.6      21.2
Cash and Cash Equivalents at
  Beginning of Period                  229.1     207.9
Cash and Cash Equivalents at
  End of Period                     $  639.7 $   229.1



DEERE & COMPANY                     FINANCIAL SERVICES
STATEMENT OF CONSOLIDATED
CASH FLOWS
YEAR ENDED OCTOBER 31
                                        October 31
(In millions of dollars)               2000      1999
Cash Flows from Operating Activities
Net income                          $  173.2  $  187.0
Adjustments to reconcile net income
  to net cash provided by
  operating activities:
    Provision for doubtful
      receivables                       63.8      67.9
    Provision for depreciation
      and amortization                 318.5     245.0
    Undistributed earnings of
      unconsolidated subsidiaries
      and affiliates                     (.6)      (.4)
    Provision (credit) for deferred
      income taxes                      19.5      40.8
    Changes in assets and liabilities:
      Receivables                       16.8
      Inventories
      Accounts payable and accrued
        expenses                        79.2       1.3
      Other                            (31.1)   (107.1)
    Net cash provided by
      operating activities             639.3     434.5

Cash Flows from Investing Activities
Collections of financing receivables 6,641.5   5,994.1
Proceeds from sales of
  financing receivables                978.3   2,481.6
Proceeds from maturities and
  sales of marketable securities        45.0     115.4
Proceeds from sales of equipment
  on operating leases                  333.2     191.3
Proceeds from sale of business
Cost of financing receivables
  acquired                          (9,137.0) (8,135.4)
Purchases of marketable securities     (61.9)    (92.9)
Purchases of property and equipment    (12.6)    (11.1)
Cost of operating leases acquired     (935.2)   (830.8)
Acquisitions of businesses, net of
  cash acquired                         (1.5)    (63.9)
Increase in receivables with
  unconsolidated affiliates           (135.2)     (4.8)
Other                                   (4.5)     (7.4)
  Net cash used for investing
    activities                      (2,289.9)   (363.9)

Cash Flows from Financing Activities
Increase (decrease) in short-term
  borrowings                         1,326.1    (688.8)
Change in intercompany
  receivables/payables                 457.6      10.2
Proceeds from long-term borrowings   2,061.8   2,402.3
Principal payments on long-term
  borrowings                        (2,168.7) (1,777.0)
Proceeds from issuance of
  common stock
Repurchases of common stock
Dividends paid                         (26.8)    (75.0)
Other                                   17.1
  Net cash provided by (used for)
    financing activities             1,667.1    (128.3)

Effect of Exchange Rate
  Changes on Cash

Net Increase (Decrease) in Cash
  and Cash Equivalents                  16.5     (57.7)
Cash and Cash Equivalents at
  Beginning of Period                  183.8     241.5
Cash and Cash Equivalents at End
  of Period                         $  200.3  $  183.8


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